UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
February 23, 2006 (February 21, 2006)
Date of Report (Date of earliest event reported)
NATIONAL OILWELL VARCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12317	76-0475815
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10000 Richmond Avenue
Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 713-346-7500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Form of Employee Nonqualified Stock Option Agreement
Form of Non-Employee Director Nonqualified Stock Option Agreement

Item 1.01. Entry into a Material Definitive Agreement.
Stock Option Grant. On February 21, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of National Oilwell Varco, Inc. (the “Company”) approved the grant of stock options pursuant to the National Oilwell Varco, Inc. Long-Term Incentive Plan, including grants of stock options to its executive officers as follows:

Name	Securities Underlying Options (#)
Merrill A. Miller, Jr.	100,000
Clay C. Williams	50,000
Kevin A. Neveu	30,000
Mark A. Reese	30,000
Haynes B. Smith, III	30,000
Robert Blanchard	30,000
Dwight W. Rettig	30,000
The Compensation Committee also approved the grant of 8,000 stock options to each non-employee director under the National Oilwell Varco Long-Term Incentive Plan.
The exercise price of the stock options is $66.58 per share, which was the fair market value of one share of National Oilwell Varco, Inc. common stock on the date of grant. The stock options have terms of ten years from the date of grant and vest in three equal annual installments beginning on the first anniversary of the date of the grant. Additional terms and provisions of each employee option grant are set forth in the form of Employee Nonqualified Stock Option Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. Additional terms and provisions of each non-employee director option grant are set forth in the form of Non-Employee Director Nonqualified Stock Option Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.
Incentive Plan. On February 21, 2006, the Compensation Committee also approved the performance terms of the 2006 National Oilwell Varco Incentive Plan (the “2006 Incentive Plan”). Under the 2006 Incentive Plan, certain exempt employees of the Company, including its executive officers, are entitled to earn cash bonus compensation based upon the Company’s achievement of certain specified operating profit targets based on the Company’s financial plan. The Company must achieve a specified minimum operating profit before any bonus awards are earned by any participant. Each participant is assigned to one of twelve target levels based on that participant’s level of responsibility at the Company. Each target level is assigned a target percentage of base salary that will be used to determine a participant’s bonus. The amount of a participant’s bonus is calculated by multiplying (A) the incremental increase in operating profit over a specified target by (B) the participant’s base salary by (C) the participant’s designated target percentage of base salary. Assuming the Company achieves its target operating profit, participants in the first two target levels, the chief executive officer and chief financial officer, are eligible to receive a bonus payment of 100% and 80% of their base salary, respectively. Participants in the third target level, which includes certain other senior executive officers, are eligible to receive a bonus payment equal to 75% of their base salary if the Company achieves target operating profit. In addition, certain key executives are subject to a bonus increase or decrease if a specified “capital employed” target is under- or over-achieved. “Capital employed” is defined as the sum of the Company’s (a) total assets, excluding cash, minus (b) total liabilities, excluding debt.

Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits
     The following exhibits are being filed herewith:

10.1	Form of Employee Nonqualified Stock Option Agreement.
10.2	Form of Non-Employee Director Nonqualified Stock Option Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2006	NATIONAL OILWELL VARCO, INC.

/s/ Clay C. Williams

Clay C. Williams
Sr. Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Employee Nonqualified Stock Option Agreement
10.2	Form of Non-Employee Director Nonqualified Stock Option Agreement